Exhibit 99.1

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION

This section describes the material U.S. federal income tax consequences of the Domestication to holders of our common shares (hereinafter “Shares”) and/or our warrants. It applies to you only if you hold our Shares or warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). Unless the context otherwise requires, in this Exhibit 99.1, the terms the “Company,” “Axovant,” “we,” “us” and “our” refer to Axovant Gene Therapies Ltd. as it existed under Bermuda law prior to the Domestication and Sio Gene Therapies Inc. on and after the Domestication. Other terms used in this Exhibit 99.1 but not defined herein have the meanings prescribed to them in our Registration Statement on Form S-4, originally filed on October 2, 2020 and amended on November 10, 2020 (File No. 333-249279). This section is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s circumstances, nor does it address tax consequences applicable to holders subject to special rules, including:
•a dealer in securities;
•a financial institution or financial services entity;
•a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;
•a tax-exempt organization or government organization;
•a life insurance company, real estate investment trust or regulated investment company;
•a controlled foreign corporation or passive foreign investment company;
•a person liable for alternative minimum tax;
•a U.S. expatriate or former long-term resident of the United States;
•a person that actually or constructively owns 10% or more of our Shares, by vote or value, or is treated as actually or constructively owning 10% or more of our Shares, by vote or value through ownership of warrants (except as specifically provided below);
•a partnership (or other pass-through entity or arrangement treated as a pass-through entity) for U.S. federal income tax purposes, or a beneficial owner of a partnership or other pass-through entity;
•a person that received Shares or warrants as compensation for services;
•accrual method taxpayers subject to Section 451(b) of the Code;
•a person that holds our Shares or warrants as part of a straddle or a hedging or conversion transaction, or
•a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings by the IRS and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as estate or gift tax laws or the Medicare tax on net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes.

We have not and do not intend to seek any rulings from the IRS regarding the Domestication and as a result there can be no assurance that the IRS will not take positions concerning the tax consequences of the Domestication that are different from those discussed below, or that any such different positions would not be sustained by a court.
You are a U.S. holder if you are a beneficial owner of our Shares or our warrants and you are, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the U.S.,
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),
•an estate whose income is subject to U.S. federal income tax regardless of its source, or
•a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “non-U.S. holder” is a beneficial owner of our Shares or warrants that is, not a “U.S. holder” or a partnership (including any entity or arrangement treated as a pass-through) for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a pass-through) for U.S. federal income tax purposes holds our Shares and/or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements treated as a pass-through) for U.S. federal income tax purposes holding our Shares and/or warrants and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning our Shares and/or warrants.
THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR SHARES AND/OR WARRANTS AND THE SHARES AND/OR WARRANTS OF SIO GENE THERAPIES IN YOUR PARTICULAR CIRCUMSTANCES.
Treatment of Warrants
Although it is not entirely free from doubt, because the warrants are pre-funded warrants, we believe a warrant should be treated as a common share for U.S. federal income tax purposes and a holder of warrants should generally be taxed in the same manner as a holder of common shares, as described below (and such warrants should be taken into account in determining the percentage ownership of a holder for purposes of the discussion below). However, our characterization is not binding on the IRS, and the IRS may treat our warrants as warrants to acquire our common shares. If so, the tax consequences of the Domestication and the ownership and disposition of Sio Gene Therapies warrants may differ from the treatment described below. Accordingly, each holder of warrants should consult his, her or its own tax advisor regarding the potential consequences of the Domestication. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and all references to Shares include Axovant warrants and all references to Delaware Stock (as defined below) include Sio Gene Therapies warrants.

U.S. Holders
Effects of the Domestication
The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Domestication, Axovant will change its jurisdiction of incorporation from Bermuda to Delaware. We intend to take the position that the Domestication will qualify as an F Reorganization; however, Cooley LLP has not provided an opinion to the effect that the Domestication will qualify as a reorganization under Section 368(a)(1)(F) of the Code for U.S. federal income tax purposes. Moreover, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. holder is urged to consult its tax advisor with respect to the particular tax consequence of the Domestication to such holder
Assuming the Domestication qualifies as an F Reorganization, U.S. holders generally should not recognize gain or loss for U.S. federal income tax purposes on the Domestication, except as provided below under the caption headings “Effects of Section 367 to U.S. Holders” and “Passive Foreign Investment Company Considerations,” and the Domestication should be treated for U.S. federal income tax purposes as if Axovant (i) transferred all of its assets and liabilities to Sio Gene Therapies in exchange for all of the outstanding common stock of Sio Gene Therapies (hereinafter “Delaware Stock”); (ii) then distributed the Delaware Stock to the shareholders of Axovant; and (iii) the shareholders of Axovant exchanged their Shares for the Delaware Stock. The taxable year of Axovant will be deemed to end on the date of the Domestication. The remainder of this discussion assumes that the Domestication constitutes a reorganization within the meaning of Section 368(a)(1)(F) of the Code.
Basis and Holding Period. A U.S. holder’s adjusted basis in the Delaware Stock received in the Domestication will be equal to the U.S. holder’s adjusted basis in its Shares, as the case may be, surrendered in exchange therefore, increased by the amount included in income of such U.S. holder (if any) as a result of Section 367 of the Code (as discussed below). The U.S. holder’s holding period in the Delaware Stock, respectively, received in the Domestication will include the period of time during which such holder held its Shares.
Effects of Section 367 to U.S. Holders
U.S. Holders Whose Shares Have a Fair Market Value of Less Than $50,000. A U.S. holder whose Shares have a fair market value of less than $50,000 on the day of the Domestication will not recognize any gain or loss and is not required to include any part of the “all earnings and profits amount” (as defined below) in income and no election (as described below) is required.
U.S. Holders Holding Shares Which Have 10% or More of the Voting Power of Axovant or 10% or More of the Total Value of Axovant. A U.S. holder who on the day of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of (i) the total combined voting power of all classes of our shares entitled to vote on the day of the Domestication or (ii) the total value of all classes of shares (a “U.S. Shareholder”) is required to include in income as a dividend the “all earnings and profits amount” attributable to the Shares it owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). A U.S. holder’s “all earnings and profits amount” with respect to its Shares is the net positive earnings and profits of Axovant (as determined under Treasury Regulations under Section 367) attributable to the Shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such Shares. Treasury Regulations under Section 367 provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

We, in consultation with our tax return preparer, do not expect that Axovant’s cumulative earnings and profits will be greater than zero through the day of the Domestication. We cannot, however, guarantee that we will not have positive cumulative earnings and profits on the day of the Domestication. A U.S. holder’s ownership of warrants will be considered in determining whether such U.S. holder owns 10% or more of the total combined voting power or value of all classes of our shares. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our shares entitled to vote or 10% of the total value of all classes of shares for U.S. federal tax purposes. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.
All Other U.S. Holders of Shares. A U.S. holder whose Shares have a fair market value of $50,000 or more but is not a U.S. Shareholder must generally recognize gain (but not loss) with respect to the Delaware Stock received in the Domestication or, alternatively, may elect to recognize the “all earnings and profits” amount (if any) attributable to such holder as described below. Unless a U.S. holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Delaware Stock received in the Domestication in an amount equal to the excess of the fair market value of the Delaware Stock received at the time of the Domestication over the holder’s adjusted tax basis in the Shares that are converted into Delaware Stock. Any such gain should be capital gain if the holder held the Shares as capital assets and should be long-term capital gain if the holder held the Shares for longer than one year.
As an alternative to recognizing gain, a U.S. holder may elect to include in income the “all earnings and profits amount” attributable to its Shares under Section 367(b). The income so included pursuant to this election (if any) generally would be treated as dividend income. We, in consultation with our tax return preparer, do not expect that Axovant’s cumulative earnings and profits will be greater than zero through the day of the Domestication, and therefore, the amount of the inclusion may potentially be zero. We cannot, however, guarantee that we will not have positive cumulative earnings and profits on the day of the Domestication. If our cumulative earnings and profits will not be greater than zero through the day of the Domestication, the making of an election to include the “all earnings and profits amount” into income as a dividend generally would be advantageous to U.S. holders who would otherwise recognize gain with respect to our Shares in the Domestication. WE STRONGLY URGE EACH SUCH U.S. HOLDER TO CONSULT ITS OWN TAX ADVISOR.
There are, however, strict conditions for making this election. The election must comply with the requirements of Treasury Regulation Sections 1.367(b)-1(c) and 1.367(b)-3(c)(3) and must include, among other things: (i) a statement that the Domestication is a Section 367(b) exchange, (ii) a complete description of the Domestication, (iii) a description of any stock, securities or other consideration transferred or received in the Domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from us establishing and substantiating the U.S. holder’s “all earnings and profits” amount with respect to the U.S. holder’s Shares, and (B) a representation that the U.S. holder has notified Axovant Gene Therapies Ltd. (or its successor in interest) that the U.S. holder is making the election, and (vi) certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the regulations thereunder. Additionally, the notice/election must be attached by the U.S. holder to its timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. holder must send notice to us of the election no later than the date it is filed. In connection with the election, we intend to provide all U.S. holders eligible to make such an election with information regarding Axovant’s earnings and profits upon request.
U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS NOTICE/ELECTION.

Passive Foreign Investment Company Considerations
In addition to the discussion under the heading “Effects of Section 367 to U.S. Holders,” above, the Domestication could be a taxable event to a U.S. holder if we are characterized as a passive foreign investment company (“PFIC”) in our current taxable year ending on the date of the Domestication, or in a prior taxable year in which a U.S. holder owned Shares.
Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a PFIC for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Additionally, a look-through rule generally applies with respect to 25% or more owned subsidiaries.
Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets from time to time. With respect to the taxable year that ended on March 31, 2020, and prior taxable years, we believe that we were not a PFIC and presently do not anticipate that we will be a PFIC for the current taxable year ending on the date of the Domestication based upon the expected value of our assets, including any goodwill, and the expected nature and composition of our income and assets. However, our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurances regarding our PFIC status for the current or prior taxable years. There can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. In the event we are or were treated as a PFIC for any taxable year the tax consequences discussed herein may be different.
All U.S. holders are strongly urged to consult their own tax advisors regarding the tax consequences of the Domestication, including how the application of the PFIC rules (including if we were treated as a PFIC) may alter the tax consequences to them. Our U.S. counsel expresses no opinion with respect to our PFIC status for our current or prior taxable years. We will determine whether we were a PFIC or not for our taxable year ending on the date of the Domestication and make such determination available to U.S. holders.
Non-U.S. Holders
Effects of the Domestication to Non-U.S. Holders
We do not expect the Domestication to result in any U.S. tax consequences to non-U.S. holders of our Shares.
Consequences to Non-U.S. Holders Owning and Disposing of the Stock of Sio Gene Therapies After the Domestication
Distributions. Generally, any cash or other property distributions paid to a non-U.S. holder on the Delaware Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in Delaware Stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of Delaware Stock and will be treated as described under the section titled “Gain on Disposition of Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder of Delaware Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a non-U.S. holder holds Delaware Stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Delaware Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.
However, any such effectively connected dividends paid on Delaware Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Gain on Disposition of Stock. Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of the Delaware Stock unless:
•the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the U.S., and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States,
•the non-U.S. holder is an individual, the non-U.S. holder holds the Delaware Stock as a capital asset, the non-U.S. holder is present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist, or
•Sio Gene Therapies becomes a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for the Delaware Stock, and the Delaware Stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
We do not anticipate becoming a USRPHC after the Domestication. However, the determination of whether a corporation is a USRPHC is primarily factual and there can be no assurance that such facts will not change or that the IRS or a court will agree with our determination. If we are a USRPHC and either our Delaware Stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding Delaware Stock, directly or indirectly, during the applicable testing period, such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our Delaware Stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of Delaware Stock will also generally be subject to withholding at a rate of 15%. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.
Information Reporting Requirements and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each holder indicating the amount of dividends on our Delaware Stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act
FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our Delaware Stock. Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our Delaware Stock, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.